Exhibit 24
POWER OF ATTORNEY

I, the undersigned Director or Officer of Rockwell Automation, Inc., a Delaware corporation (the Company), hereby appoint REBECCA W. HOUSE, PATRICK P. GORIS, and STEVEN W. ETZEL, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below,

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and any amendments thereto; and

2.	any and all amendments (including supplements and post-effective amendments) to

a)	the Registration Statement on Form S-8 registering securities to be sold under the Company’s 2020 Long-Term Incentives Plan (Registration Nos. 333-236277);

b)	the Registration Statement on Form S-8 registering securities to be sold under the Company’s 2012 Long-Term Incentives Plan (Registration Nos. 333-180557 and 333-209706);

c)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 2008 Long-Term Incentives Plan (Registration Nos. 333-150019 and 333-165727);

d)	the Registration Statement on Form S-8 registering securities to be sold under the Company’s 1165(e) Plan (Registration Nos. 333-234642, 333-157203 and 333-205022);

e)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s Retirement Savings Plan (Registration Nos. 333-184400 and 333-149581); and

f)	the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company’s 2003 Directors Stock Plan (Registration No. 333-101780); and

3.
any and all amendments (including supplements and post-effective amendments) to the Registration Statement on Form S-3 (Registration No. 333-228817) registering an indeterminate amount of debt securities of the Company in one or more series.

Signature	Title	Date

/s/ Blake D. Moret	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	November 6, 2020
Blake D. Moret

/s/ William P. Gipson	Director	November 1, 2020
William P. Gipson

/s/ J. Phillip Holloman	Director	November 3, 2020
J. Phillip Holloman

/s/ Steven R. Kalmanson	Director	October 27, 2020
Steven R. Kalmanson

/s/ James P. Keane	Director	November 3, 2020
James P. Keane

/s/ Lawrence D. Kingsley	Director	November 6, 2020
Lawrence D. Kingsley

/s/ Pam Murphy	Director	November 3, 2020
Pam Murphy

/s/ Donald R. Parfet	Director	November 6, 2020
Donald R. Parfet

/s/ Lisa A. Payne	Director	November 1, 2020
Lisa A. Payne

/s/ Thomas W. Rosamilia	Director	November 1, 2020
Thomas W. Rosamilia

/s/ Patricia A. Watson	Director	November 1, 2020
Patricia A. Watson

/s/ Patrick P. Goris	Senior Vice President and Chief Financial Officer (principal financial officer)	November 6, 2020
Patrick P. Goris

/s/ Rebecca W. House	Senior Vice President, Chief Administrative and Legal Officer and Secretary	November 3, 2020
Rebecca W. House

/s/ Terry L. Riesterer	Vice President and Controller (principal accounting officer)	November 6, 2020
Terry L. Riesterer

/s/ Steven W. Etzel	Vice President, Finance	November 6, 2020
Steven W. Etzel